As filed with the U.S. Securities and Exchange Commission on December 22, 2025

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES PURSUANT TO

SECTION 12(b) OR (g) OF THE SECURITIES EXCHANGE ACT OF 1934

ETF Opportunities Trust

(Exact name of registrant as specified in its charter)

Delaware

(State of incorporation or organization)

See below

(I.R.S. Employer Identification No.)

ETF Opportunities Trust

8730 Stony Point Parkway, Suite 205

Richmond, VA 23235

Title of each class of securities to be so registered	Name of each exchange on which each class is to be registered
Tuttle Capital NVIDIA Income Blast ETF	Cboe BZX Exchange, Inc.
Tuttle Capital Tesla Income Blast ETF	Cboe BZX Exchange, Inc.
Tuttle Capital Palantir Income Blast ETF	Cboe BZX Exchange, Inc.
Tuttle Capital Magnificent 7 Income Blast ETF	Cboe BZX Exchange, Inc.
Tuttle Capital Meme Stock Income Blast ETF	Cboe BZX Exchange, Inc.

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file number to which this form relates: 333-234544

Securities to be registered pursuant to Section 12(g) of the Act: None

Item 1. Description of Registrant’s Securities to be Registered.

The description of the Tuttle Capital Magnificent 7 Income Blast ETF and the Tuttle Capital Meme Stock Income Blast ETF, each a series of ETF Opportunities Trust (“the Trust”) to be registered, is hereunder incorporated by reference to the description contained in Post-Effective Amendment No. 523 under the Securities Act of 1933, as amended and Amendment No. 525 under the Investment Company Act of 1940, as amended, to the Trust’s Registration Statement on Form N-1A (File Nos. 333-234544 and 811-23439), as filed with the U.S. Securities and Exchange Commission (“SEC”) via EDGAR on December 19, 2025.

The series to which this filing relates and its respective Employer ID Number is as follows:

Title of Each Class of Securities to be Registered	IRS Employer ID Number
Tuttle Capital NVIDIA Income Blast ETF	41-2529806
Tuttle Capital Tesla Income Blast ETF	41-2529877
Tuttle Capital Palantir Income Blast ETF	39-5033292
Tuttle Capital Magnificent 7 Income Blast ETF	39-5126710
Tuttle Capital Meme Stock Income Blast ETF	39-5126373

Item 2. Exhibits

1.	The Trust’s Certificate of Trust is included as exhibit (a)(1) to Pre-Effective Amendment No. 1 to the Trust’s Registration Statement on Form N-1A (File Nos. 333-234544; 811-23439) as filed on June 15, 2020 and incorporated here in reference.
2.	The Trust’s Agreement and Declaration of Trust is included as Exhibit (a)(2) to Pre-Effective Amendment No. 1 to the Registrant’s Registration Statement on Form N-1A (File Nos. 333-234544; 811-23439) as filed on June 15, 2020 and incorporated here in reference.
3.	The Trust’s By-Laws are included as Exhibit b to be Pre-Effective Amendment No. 1 to the Registrant’s Statement on Form N-1A (File Nos. 333-234544; 811-23439) as filed on June 15, 2020 and incorporated here in reference.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date:	December 22, 2025	ETF Opportunities Trust

		By:	/s/ Karen Shupe